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                                                                    Exhibit 23.4

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-effective Amendment No. 1 to Registration Statement No. 333-72585 of Lowe's Companies, Inc. on Form S-4 of our report dated February 19, 1998 appearing and incorporated by reference in the Annual Report on Form 10-K of Lowe's Companies, Inc. and subsidiaries for the year ended January 30, 1998, and to the reference to us under the headings "Summary - The Merger - Conditions to the Merger",
"Selected Pro Forma and Historical Financial Data" and "Experts" in such Prospectus.

Charlotte, North Carolina
March 2, 1999

/s/ Deloitte & Touche LLP